                                                                    EXHIBIT 23.2


                         Consent of Independent Auditors

The Board of Directors
SNAP! LLC

         We consent to incorporation by reference in the registration statement on Forms S-8 (File Nos. 333-07667, 333-34491 and 333-67325) and Forms S-3 (File
Nos. 333-46203, 333-56633 and 333-73023) of our report dated June 18, 1999, relating to the balance sheets of SNAP!LLC as of December 31, 1997 and 1998, and the related statements of operations, members' deficit, and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K/A of CNET, Inc.


                                                   /s/ KPMG LLP


San Francisco, California
November 10, 1999